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                         [LETTERHEAD OF HELLER EHRMAN]

March 20, 2000

                                                                      25716-0001

FiNet.Com, Inc.
2527 Camino Ramon, Suite 200
San Ramon, CA  94583

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to FiNet.com, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 which the Company filed with the Securities and Exchange Commission on December 29, 1999, as amended (Registration No. 333-93809) (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 600,000 shares of its Common Stock, par value $0.01 (the "Shares").

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of June 1, 1999, and plain copies of the Certificate of Incorporation dated as of March 8, 2000 and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including

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HellerEhrman
     Attorneys                                                    March 20, 2000
                                                                          Page 2

         any committee thereof, and stockholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

     (d) The Registration Statement;

     (e) A letter from Continental Stock Transfer & Trust Company, the Company's transfer agent, dated March 14, 2000, as to the number of shares of the Company's Common Stock that were outstanding on March 13, 2000.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the purchase agreement pursuant to which the Shares were purchased was paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, (iii) appropriate certificates evidencing the Shares were executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares were legally issued, and are fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,

                                   /s/ Heller Ehrman White & McAuliffe LLP